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                           BENEFITS EQUALIZATION PLAN

                                       OF

                              COLTEC INDUSTRIES INC







                            Effective January 1, 1976

                   Amended and Restated as of January 1, 1989




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                          BENEFITS EQUALIZATION PLAN OF
                              COLTEC INDUSTRIES INC


                                  INTRODUCTION


The purpose of this Plan is to provide a means for select officers of the Corporation who are, or would be, impacted by the application of Internal Revenue Code Sections 401(a)(17), 401(k), 402(g), or 415 ("IRS limits") to the Retirement Plan for Salaried Employees of Coltec Industries Inc and the Coltec Industries Inc Retirement Savings Plan for Salaried Employees to receive the same benefits from such plans as they would be entitled to in the absence of such IRS limits. In addition, to the extent that salary deferrals hereunder cannot be recognized for purposes of the benefits payable under the Retirement Plan for Salaried Employees of Coltec Industries Inc, any benefit attributable to such amounts would be paid hereunder.

This Plan was originally effective January 1, 1976, and has been amended from time to time. The provisions contained herein reflect subsequent amendments effective January 1, 1989, and January 1, 1997, as well as the merger of the Supplemental Retirement Savings Plan of Coltec Industries Inc into the Plan.




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                          BENEFITS EQUALIZATION PLAN OF
                              COLTEC INDUSTRIES INC

                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----

ARTICLE I. DEFINITIONS........................................................1
ARTICLE II. COMPUTATION OF SUPPLEMENTAL BENEFITS..............................4
ARTICLE III. SUPPLEMENTAL CONTRIBUTIONS.......................................5
ARTICLE IV. SOURCE OF PAYMENT AND BENEFITS....................................8
ARTICLE V. AMENDMENT AND TERMINATION.........................................11
ARTICLE VI. GENERAL PROVISIONS...............................................12
ARTICLE VII. CHANGE IN CONTROL...............................................13




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                          BENEFITS EQUALIZATION PLAN OF
                              COLTEC INDUSTRIES INC

                             ARTICLE 1. DEFINITIONS


1.01   "Board" means the Board of Directors of the Corporation.

1.02 "Code" means the Internal Revenue Code of 1986. All references to any Section of the Code shall be deemed to refer not only to such Section but also to any amendment thereof and any successor statutory provisions.

1.03 "Committee" means the Retirement Committee appointed by the Board to administer the Retirement Plan.

1.04   "Corporation" means Coltec Industries Inc.

1.05 "Deferred Contributions" means contributions made on behalf of a participant in the Savings Plan pursuant to his deferral election thereunder.

1.06 "Employee" means an individual who (a) at any time before the termination of this Plan is an employee of a participating employer and while so employed is a member of the Retirement Plan or the Savings Plan and (b) has been designated as a participant in the Plan by action of the Board or of a committee of the Board. In addition, an employee who previously participated in the Supplemental Retirement Savings Plan of Colt Industries Inc shall participate in this Plan, effective December 31, 1996.

1.07 "Employer Contributions" means matching contributions made to the Savings Plan by participating employers.

1.08 "Plan" means this Benefits Equalization Plan of Coltec Industries Inc, as at any time in effect.



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1.09   "Restricted Retirement Allowance" means the portion of the Total
       Retirement Allowance of a member of the Retirement Plan that is payable thereunder in any calendar year.

1.10 "Retirement Plan" means the Retirement Plan for Salaried Employees of Coltec Industries Inc, as at any time in effect.

1.11 "Savings Plan" means the Coltec Industries Inc Retirement Savings Plan for Salaried Employees.

1.12   "Total Retirement Allowance" means the allowance that would be payable in any calendar year under the Retirement Plan to a member or his beneficiary, determined (a) without regard to any IRS limits and (b) by including in the determination of the "Average Final Compensation" under the Retirement Plan the amount of the member's salary reduction pursuant to Section 3.02 hereof (to the extent not includible under the Retirement
       Plan).

1.13 "Key Executive" means an employee of a participating employer who entered into an individual deferred compensation agreement with his participating employer and who was given the opportunity to transfer the entire amount so deferred into the Plan.

Wherever used herein, words in the masculine form shall be deemed to refer to females as well as to males.




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                ARTICLE II. COMPUTATION OF SUPPLEMENTAL BENEFITS

If during any calendar year after 1975 the Total Retirement allowance payable to any person in such year will exceed the Restricted Retirement Allowance payable to him in such year, he shall be entitled to receive under this Plan in such year a supplemental benefit in an amount equal to the excess of such Total Retirement Allowance over such Restricted Retirement Allowance.



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                     ARTICLE III. SUPPLEMENTAL CONTRIBUTIONS

3.01 For each year in which an Employee is, or could be, prevented from making Deferred Contributions under the Savings Plan as a consequence of the IRS limits, a participating employer shall record on its books a supplemental contribution equal to the sum of (a) and (b) below:

     (a) the amount of the Employee's salary reduction under the agreement described in Section 3.02, which shall not be greater than an amount equal to (1) minus (2):

          (1) the Employee's compensation for the year multiplied by a percentage equal to the maximum percentage of Deferred Contributions permitted for such year under the Savings Plan without regard to any IRS limits; minus

          (2) the amount of Deferred Contributions which could be made on the Employee's behalf for the year under the Savings Plan (whether or not made); plus

     (b)  an amount equal to the excess of (1) over (2):

          (1) the Employer Contribution that would have been made on the Employee's behalf for the year under the Savings Plan, without regard to any IRS limits, based on the Employee's actual Deferred Contributions plus the amount treated as Deferred Contributions pursuant to (a) above; less

          (2) the actual amount of Employer Contributions made on the Employee's behalf for the year under the Savings Plan.



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Notwithstanding the foregoing, no contributions shall be made under the foregoing paragraph (b)(l) if the Employee does not have the maximum amount of Deferred Contributions which could be made on the Employee's behalf under the Savings Plan credited to such plan due to: the Employee's voluntary suspension, or reduction, in the rate of such contributions under the Savings Plan; or the

Employee's incurrence of a suspension of contributions attributable to a withdrawal under the Savings Plan.

3.02 Prior to the beginning of any calendar year after 1988 during which an Employee desires to have contributions credited on his behalf pursuant to
     Section 3.01, the Employee shall execute an irrevocable salary reduction agreement specifying the percentage by which his compensation is to be reduced in the following year. Such percentage shall be expressed as an aggregate total percentage of no less than 6 percent, reduced by the percentage of his compensation which could be contributed to the Savings Plan for the year as Deferred Contributions. Any such election shall remain in effect for the entire calendar year and cannot be modified or revoked by the Employee during such year. Prior to the beginning of any subsequent year, an employee will need to execute a new salary reduction agreement for such subsequent year.

3.03 Supplemental contributions credited for the benefit of an Employee pursuant to Section 3.01 and amounts deferred by Key Executives pursuant to individual deferred compensation agreements shall be credited (or debited) annually with the investment earnings (or losses) and appreciation (or depreciation) generated by an investment in one or more investment vehicles selected by the Committee and made available for election by Employees and Key Executives hereunder. The investment experience of the vehicle selected by the Employee and Key Executive shall be reflected on the books of the participating employer and shall be paid to the Employee or Key Executive, as the case may be, as provided in Article IV in addition to the contributions credited pursuant to Section 3.01.



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     Participating employers shall be under no obligation to purchase any investment vehicle, the earnings and appreciation of which are used to measure the investment return payable to an Employee hereunder, and all payments to Employees under this Plan shall be made from the general assets of participating employers.



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                   ARTICLE IV. SOURCE OF PAYMENT AND BENEFITS

4.01 Payment of any supplemental benefit under Article II of this Plan shall be made in cash at the same time in the same form and to the same person or persons as payment of allowances under the Retirement Plan. Payment of any supplemental amounts under Article III of this Plan shall be made in cash
     (i) to the Employee, or his beneficiary, in a lump sum as soon as practicable following the Employee's termination of employment or (ii) to the Employee, at the written election of the Employee delivered to the Committee prior to the date on which payment of supplemental amounts are scheduled to commence, in either five or ten annual installments, each installment shall be equal to a fraction of the value of the supplemental amounts to which the election is applicable as of the date any such installment is due, the numerator of which fraction shall be one (1) and the denominator of which shall be the number of installments then remaining to be paid. Payment of such installments shall commence as soon as practicable following the Employee's termination of employment and shall be made as of each subsequent anniversary of such date for the duration of the period during which installments are to be paid. If the Employee shall die prior to receiving all of such installments, the remaining installments shall be paid to his beneficiary in a lump sum.

     Notwithstanding the foregoing, in the case of any Employee who (a) begins retirement on or after January 1, 1997, or (b) began retirement prior to January 1, 1997, was a director of the Corporation at retirement, continued to serve as a director of the Corporation thereafter, is presently a director of the Corporation and ceases to be a director after January 1, 1997, payment of any supplemental benefit under Article II of this Plan shall be made in a lump sum as soon as administratively feasible after the Employee's retirement or after ceasing to be a director of the Corporation; provided, however, that if the Employee gives a written notification to the Corporation not less than 90 days prior to his annuity starting date under the Retirement Plan that he elects not to receive payment of any supplemental benefit under Article II of the Plan in a lump sum, such payment shall instead be made at the same time in the same form, and to the same person or persons as payment of allowances under the Retirement Plan. The amount of such lump




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     sum distribution shall be determined using the factors that would be used for valuing a single sum distribution under the Retirement Plan as of the date of valuation. Such lump sum shall be in lieu of all supplemental benefits under Article II of the Plan, but shall have no effect on the form, timing, or amount of any distribution made under the Retirement Plan.

4.02 Payment of supplemental amounts or benefits under this Plan shall be made by the participating employer who employed the Employee in respect of whom such amounts are payable. In case such amounts or benefits are payable in respect of an Employee whose service included employment with more than one participating employer, the Committee shall determine the proportion of such amounts or benefits to be paid by each such participating employer.

4.03 The Corporation or other participating employer making a payment under this Plan shall withhold any amount required to be withheld under applicable Federal, state, and local income tax laws, and any such payment shall be reduced by the amount so withheld.

4.04 In addition to the payment of any supplemental benefit under Article II and any supplemental amount under Article III, payment of any amounts deferred by Key Executives pursuant to individual deferred compensation agreements shall be in the same form and in the same manner as payment of supplemental amounts contributed under Article III of the Plan. Payment shall be made by the participating employer of the Key Executive at the time such amounts were deferred.



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                      ARTICLE V. AMENDMENT AND TERMINATION

The Board may amend this Plan in any respect or terminate it at any time; provided, however, that no such amendment or termination shall have the effect of reducing the amount of supplemental amounts payable hereunder with respect to the service of any Employee prior to such amendment or termination.

In the event of termination, any amounts which are payable by reason of the service of Employees prior to the time of termination shall be paid as follows:

(a) with respect to any supplemental benefits under Article II, through the purchase from an insurance company of a fully paid-up and non-transferable annuity in the amount determined under Article II as of the date of termination of the Plan; and

(b) with respect to any supplemental amounts under Article III, in the form of an immediate cash lump sum.



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                         ARTICLE VI. GENERAL PROVISIONS

6.01 This Plan shall be administered by the Committee, which shall maintain such records as will enable it to determine the Employees or their beneficiaries who are entitled to receive supplemental amounts hereunder and the amount of such benefits.

6.02 No right or interest of any person entitled to a benefit under this Plan shall be subject to voluntary or involuntary alienation, assignment, or transfer of any kind.

6.03 The establishment of the Plan shall not be construed as conferring any legal rights upon an Employee or any person for a continuation of employment, nor shall it interfere with the rights of a participating employer to discharge any Employee and to treat him without regard to the effect that such treatment may have upon him as an Employee.

6.04 This Plan shall be construed and administered in accordance with the laws of the State of New York.

6.05 This Plan shall be effective January 1, 1976, as to amounts payable on or after that date in respect of any Employee.




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                         ARTICLE VII. CHANGE IN CONTROL

7.01 Notwithstanding anything to the contrary contained in this Plan. the provisions of this Article VII shall apply in the event of a Change in Control or a Potential Change in Control, as defined below:

     (a)  A "Change in Control" shall be deemed to occur:

          (1) upon the acquisition, other than from the Corporation by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d) of the Securities Act of 1934 (the "Exchange Act") of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either the then outstanding shares of common stock of the Corporation or the combined voting securities of the Corporation entitled to vote generally in the election of directors; provided. however, that for any individual. entity, or group that has a beneficial ownership in shares of common stock or voting securities as of the date of adoption of this Article VII, a Change in Control shall occur only upon the acquisition of an additional 20 percent or more of the total outstanding shares of common stock or voting securities; or

          (2)  when individuals who, as of the date of the adoption of this
               Article VII, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or




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          (3)  upon the approval by the shareholders of the Corporation of (i) a reorganization, merger, or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Corporation immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, or consolidation; (ii) a complete liquidation or dissolution of the Corporation; or (iii) the sale or other disposition of all or substantially all of the assets of the Corporation.

     (b)  A "Potential Change in Control" shall be deemed to occur:

          (1) at the time the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

          (2) at the time the Corporation or any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) publicly announces an intention to take actions, which if consummated, would constitute a Change in Control; or if the Board in its discretion determines, based on facts and circumstances, that there is a possible Change in Control.

7.02 Upon the occurrence of Potential Change in Control, the Corporation shall set aside in a grantor trust, either existing or to be established, an amount equal to the outstanding benefit obligations under the Plan as of the date of the Potential Change in Control, less any amounts previously set aside in a grantor trust to provide benefits under the Plan.

     If a Change in Control does not occur within a reasonable time from the date such funds are set aside, the funds, adjusted for any gains or losses, shall revert to the Corporation.



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7.03 Upon the occurrence of a Change in Control, each Employee who has accrued or been allocated a benefit under the Plan as of the date of the Change in Control or the related Potential Change in Control shall become fully vested in his benefit under the Plan.

7.04 As soon as administratively practicable after the later of the adoption of this Article VII or the date an Employee first accrues or is allocated a benefit under the Plan, the Committee shall provide each such Employee with an opportunity to make an irrevocable election to receive an immediate lump sum distribution of his entire vested benefit under the Plan as of the date of a Change in Control, or to receive his benefit in the manner otherwise provided under the Plan as if no Change in Control had occurred. The receipt of such a lump sum benefit upon a Change in Control shall in no way affect the right of the Employee to continue to participate in the Plan following such distribution.

7.05 As soon as administratively practicable after the adoption of this Article VII, the Committee shall provide each participant then in receipt of periodic benefits under the Plan or who terminated service with a right to a benefit under the Plan with an opportunity to make an irrevocable election to receive, upon a Change in Control, an immediate lump sum distribution of his remaining benefit under the Plan or to continue to receive benefit payments as if no Change in Control had occurred.

7.06 Within the 30-day period following a Change in Control, any Employee who did not elect to receive a lump sum distribution under Section 7.04 may elect to receive a lump sum distribution in an amount equal to his total benefit under the Plan reduced by a percentage equal to the LIBOR rate as of the date of the Change in Control plus 1 percent. Such distribution shall be in lieu of all remaining benefits under the Plan.



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7.07 For purposes of valuing any lump sum distribution of a supplemental benefit under Article II of the Plan under Sections 7.04, 7.05, or 7.06, the mortality factor shall be that used under the Retirement Plan as of the Change in Control date, and the interest rate shall be the annual 30-year U.S. Treasury rate published by the Board of Governors of the Federal Reserve System for the month preceding the month containing the Change in Control date.